UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, the board of directors (the “Board”) of APA Corporation (the “Company”) expanded the Board to eleven directors and appointed Lieutenant General Charles W. Hooper (U.S. Army, Retired) as a new director of the Company’s Board. Lt. Gen. Hooper has been appointed to the Corporate Responsibility, Governance, and Nominating Committee and the Management Development and Compensation Committee of the Board.

For his service, Lt. Gen. Hooper will receive compensation that is commensurate with that received by the Company’s other non-employee directors. Such compensatory arrangements are described under the caption “Director Compensation” in the Company’s definitive proxy statement relating to its 2021 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 13, 2021, and is incorporated by reference herein.

Other than as disclosed herein, no material plan, contract, or arrangement was entered into or materially amended, and there was no grant or award to Lt. Gen. Hooper or modification thereto under any such plan, contract, or arrangement, in connection with Lt. Gen. Hooper’s appointment. Lt. Gen. Hooper has (i) no arrangements or understandings with any other person pursuant to which he was selected as a director and (ii) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Lt. Gen. Hooper, 64, retired after a distinguished 41-year military career. His last assignment was as Director of the Defense Security Cooperation Agency. In that capacity, he served as the U.S. Department of Defense expert on security assistance funding and U.S. foreign military sales. From 2014 to 2017, he was Chief of the Office of Military Cooperation at the U.S. Embassy in Cairo, Egypt. Prior to this, Lt. Gen. Hooper served in roles of increasing responsibility within the U.S. Army, including command and staff assignments in the 25th Infantry and 82nd Airborne Divisions, U.S. Defense Attaché to the People’s Republic of China, and chief strategist and planner for the U.S. Africa Command. He currently serves as a senior counselor at The Cohen Group, a Washington, D.C. consulting firm. In addition, he is a member of the Council on Foreign Relations and a nonresident scholar at both the Atlantic Council and the Harvard University Belfer Center. Lt. Gen. Hooper serves on the boards of directors of the private companies UL Inc., Two Six Technologies, and Loc Performance. He is also a member of the board of directors for the National Bureau of Asian Research (NBR).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date: February 4, 2022	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary